LAW OFFICES OF

HAROLD P. GEWERTER, ESQ., LTD.

Harold P. Gewerter, Esq.

Exhibit 5

Dec. 2, 2008

Board of Directors

PB Properties & Investments, Inc.

168 Derwent Place

Las Vegas, NV 89144

RE:

Registration Statement on Form S-1 for PB Properties & Investments, Inc., a Nevada corporation (the "Company")

Dear Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 2,000,000 newly issued shares for public sale of the Company's common stock, $.001 par value, to be sold by the issuer.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.

The Certificate of Incorporation of the Company;

ii.

The Registration Statement and the Exhibits thereto; and

iii.

Such other matters of law, as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based on the foregoing, I am of the opinion that the Shares upon the effectiveness of the registration, when sold, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

Sincerely yours,

Harold P. Gewerter, Esq., Ltd.

/s/ Harold P. Gwerter

Harold P. Gewerter, Esq.